UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

QUANTUMSPHERE, INC.
(Exact name of registrant as specified in its charter)

000-53913
(Commission File Number)

Nevada	20-3925307
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2905 Tech Center Drive, Santa Ana, CA 92705
(Address of principal executive offices, with zip code)

714-545-6266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2017, Francis C. Poli voluntarily resigned from the Board of Directors of QuantumSphere, Inc. (the “Company”), effective immediately. There were no disagreements between Mr. Poli and the Company or any officer or director of the Company which led to Mr. Poli’s resignation. Mr. Poli served on the Board of Directors since October 2006. With his resignation, Mr. Poli also resigned from his role as chairman of the Audit, Compensation, Governance and Nominating, and Strategic Planning and Operations Committees. Kevin Maloney, Chief Executive Officer and President, will assume the chairman role of the Audit, Compensation, Governance and Nominating, and Strategic Planning and Operations Committees.

On January 20, 2017, Gregory L. Hrncir voluntarily resigned as Chief Strategy Officer, General Counsel and Secretary of the Company, effective immediately. There were no disagreements between Mr. Hrncir and the Company or any officer or director of the Company which led to Mr. Hrncir’s resignation. Mr. Hrncir has served in various capacities with the Company since November 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUMSPHERE, INC.

Date: January 20, 2017	By:	/s/ Kevin D. Maloney
	Name:	Kevin D. Maloney
	Title:	President and Chief Executive Officer

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